CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-221045 on Form N-1A of our reports dated October 18, 2021, relating to the financial statements and financial highlights of Avantis® Core Fixed Income Fund, Avantis® Core Municipal Fixed Income Fund, Avantis® Emerging Markets Equity Fund, Avantis® International Equity Fund, Avantis® International Small Cap Value Fund, Avantis® Short-Term Fixed Income Fund, Avantis® U.S. Equity Fund, and Avantis® U.S. Small Cap Value Fund, each a series of American Century ETF Trust, appearing in the Annual Reports on Form N-CSR of American Century ETF Trust for the year ended August 31, 2021, and to the references to us under the headings "Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
June 16, 2022